UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Ge Yi and Katerine Lauderdale as Directors

On May 22, 2025, Ge Yi notified the Board of Directors of Professional Diversity Network, Inc. (the “Company”) of his decision to resign from the Company’s Board of Directors (the “Board”) effective immediately. On May 22, 2025, Katerine Lauderdale notified the Company of her decision to resign from the Company’s Board of Directors effective immediately. The Company understands that both Mr. Yi and Ms. Lauderdale’s decisions to resign were not a result of any disagreement with the Company.

Appointment of Cheung Wai Kee and Song Tai as Directors

On May 26, 2025, upon the recommendation of the Company’s Nominating and Corporate Governance Committee and following interviews conducted by the Board, the Board appointed Mr. Cheung Wai Kee and Mr. Song Tai to fill the vacancies on the Board created by resignations of Mr. Ge Yi and Ms. Katerine Lauderdale, both effective immediately. Furthermore, the Board appointed Ms. Eloisa Sultan, a current director of the Board, to fill a vacancy on the Compensation Committee created by Katherine Lauderdale’s resignation and to serve as both a member and the Chairwoman of that committee, effective immediately.

Mr. Cheung Wai Kee has served as Financial Controller and Company Secretary of China Kingstone Mining Holdings Ltd. (HK stock code: 1380), a public company listed on the Hong Kong Stock Exchange (“HKSE”), since July 2013. He previously served as Financial Controller and Company Secretary of another HKSE-listed company, Glory Flame Holdings Limited (HK stock code: 8059), from May 2016 to May 2024, and as Deputy Financial Controller of Man Sang International Limited (HK stock code: 0938). He earned his bachelor’s degree in Accounting from the University of Hong Kong and his master’s degree in Corporate Finance from the Hong Kong Polytechnic University. Mr. Cheung is a Certified Public Accountant in Hong Kong and a fellow member of the Association of Chartered Certified Accountants (ACCA).

Upon his appointment to the Company’s Board of Directors, Mr. Cheung has joined the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors as a member.

Mr. Song is a seasoned executive with over 20 years of experience in international business management, market expansion, and strategic resource development. He has served as General Manager of Sino American Energy SPA, a company based in Chile, since 2018. He gained experience in business management, investment, and marketing while serving as an investor and project leader at Beijing United Ty Asia Information Co., Ltd. from 2008 to 2016, and as General Manager of the China Fingerprint Lock Technology & Information Center of Shanghai E-Yang Biometric Technology Co., Ltd. from 2004 to 2010. He holds a bachelor's degree in Computer Science from Jilin University of Technology (now part of Jilin University) in Jilin, China, and a bachelor's degree in Tourism Management from Centennial College in Toronto, Canada.

Upon his appointment to the Company’s Board of Directors, Mr. Song has joined the Nominating and Corporate Governance Committee of the Board of Directors as a member.

There is no arrangement or understanding between Mr. Cheung and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Cheung and any of the Company’s other directors or executive officers. Since the beginning of the Company’s last fiscal year, there are no transactions in which the Company was or is to be a participant and in which Mr. Cheung or any member of his immediate family had or will have any interest that are required to be reported under Item 404(a) of Regulation S-K. Mr. Cheung’s compensation for service as a director will be commensurate with that for our other outside directors for our 2025 Board service year, as summarized in the Company’s definitive Proxy Statement filed on May 1, 2025 in connection with our 2025 Annual Meeting of Stockholders.

There is no arrangement or understanding between Mr. Song and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Song and any of the Company’s other directors or executive officers. Since the beginning of the Company’s last fiscal year, there are no transactions in which the Company was or is to be a participant and in which Mr. Song or any member of his immediate family had or will have any interest that are required to be reported under Item 404(a) of Regulation S-K. Mr. Song’s compensation for service as a director will be commensurate with that for our other outside directors for our 2025 Board service year, as summarized in the Company’s definitive Proxy Statement filed on May 1, 2025 in connection with our 2025 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: May 28, 2025	/s/ Adam He
Adam He, Chief Executive Officer